Exhibit 3.203

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CARUTHERS MILL C&D LANDFILL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF JANUARY, A.D. 2008, AT 1:06 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WALTON COUNTY LANDFILL, LLC” TO “CARUTHERS MILL C&D LANDFILL, LLC”, FILED THE FIFTEENTH DAY OF AUGUST, A.D. 2008, AT 3:13 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CARUTHERS MILL C&D LANDFILL, LLC”.

Jeffrey W. Bullock,

Secretary of State

CERTIFICATE OF FORMATION

OF

WALTON COUNTY LANDFILL, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Walton County Landfill, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 8th day of January, 2008.

WALTON COUNTY LANDFILL, LLC

Christian B. Mills,
Authorized Person of Company

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

WALTON COUNTY LANDFILL, LLC

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Walton County Landfill, LLC, a limited liability company existing under the laws of the State of Delaware (the “Company”), does hereby state:

l. The name of the limited liability company is Walton County Landfill, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety and replacing it as follows:

ARTICLE I - NAME

The name of this limited liability company is Caruthers Mill C&D Landfill, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned Member has executed this Certificate of Amendment this 15th day of August, 2008.

ADVANCED DISPOSAL SERVICES, INC.

By:

Christian B. Mills
Authorized Person of the Company

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